UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2010 (November 15, 2010)

Kaman Corporation

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On November 15, 2010, Kaman Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain qualified institutional buyers (collectively the “Initial Purchasers”) pursuant to which the Company agreed to sell $100,000,000 aggregate principal amount of 3.25% convertible senior notes due 2017 (the “Initial Securities”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed to grant a 13-day option to the Initial Purchasers to purchase all or part of an additional $15,000,000 aggregate principal amount of its 3.25% convertible senior notes due 2017 (together with the Initial Securities, the “Convertible Notes”) to cover overallotments. The Initial Purchasers exercised their full overallotment option on November 17, 2010.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, and contribute to payments which the Initial Purchasers may be required to make in respect of any such liabilities.

Indenture

The sale of the Convertible Notes closed on November 19, 2010. The Convertible Notes were issued pursuant to an indenture, dated as of November 19, 2010 (the “Indenture”), between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The $115,000,000 aggregate principal amount of Convertible Notes pays interest semiannually in arrears at a rate of 3.25% per annum on May 15 and November 15 of each year commencing on May 15, 2011 and are convertible based upon a conversion rate of 29.4499 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $33.96 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid interest. The Company will settle the Convertible Notes upon conversion in cash, up to the principal amount, and will settle amounts in excess of the principal amount, if any, in cash, shares or a combination thereof, at the Company’s election.

The Convertible Notes mature on November 15, 2017, unless earlier purchased by the Company or converted. Prior to May 15, 2017, holders may convert all or a portion of their Convertible Notes only under the following circumstances: (1) during any fiscal quarter commencing after April 1, 2011 and only during any such fiscal quarter, if the last reported sale price of the Company’s common stock was greater than or equal to 130% of the applicable conversion price for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, (2) upon the occurrence of specified corporate transactions, or (3) during the five consecutive business-day period following any five consecutive trading-day period in which, for each day of that period, the trading price for the Convertible Notes was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day. On and after May 15, 2017 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of the foregoing circumstances. The conversion rate may be adjusted upon the occurrence of certain corporate events, including distributions and dividends to all or substantially all of the Company’s common stockholders. The holders of the Convertible Notes who convert their Notes in connection with a make-whole fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate of the Convertible Notes.

The Company may not redeem the Convertible Notes; however, upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Convertible Notes for cash at a price equal to 100% of the principal amount of the Convertible Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the entire principal amount of all the Convertible Notes plus accrued interest, if any, to be immediately due and payable.

The Convertible Notes are general unsecured obligations of the Company, and as of October 1, 2010, on a pro forma basis, after giving effect to the issuance of the Convertible Notes and the use of proceeds, the Company will have approximately $83.3 million outstanding secured indebtedness, $115.8 million outstanding senior unsecured indebtedness and no subordinated indebtedness. The Convertible Notes will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.

Convertible Bond Hedge Transactions

On November 15, 2010, in connection with the offering of the Convertible Notes, and on November 17, 2010, in connection with the exercise of the overallotment option in respect of the Convertible Notes, the Company entered into convertible bond hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Royal Bank of Scotland plc, Goldman, Sachs & Co., and Bank of America, N.A. (collectively, the “Counterparties”). The Company paid an aggregate amount of $13.2 million to the Counterparties for the Convertible Note Hedge Transactions. The options to purchase the Company’s common stock that comprise the Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially identical to those in the Convertible Notes, approximately 3.4 million shares of the Company’s common stock at a strike price that corresponds to the initial conversion price of the Convertible Notes, also subject to adjustment, and are exercisable upon conversion of the Convertible Notes and expire upon the maturity of the Convertible Notes.

The Convertible Note Hedge Transactions are intended to reduce the potential dilution upon conversion of the Convertible Notes in the event that the market value per share of the Company’s common stock, as measured under the Convertible Notes, at the time of exercise is greater than the conversion price of the Convertible Notes.

The Convertible Note Hedge Transactions are separate from the offering of the Convertible Notes, entered into by the Company with the Counterparties, and are not part of the terms of the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

Warrant Transactions

Separately, on November 15, 2010, in connection with the offering of the Convertible Notes, and on November 17, 2010, in connection with the exercise of the overallotment option in respect of the Convertible Notes, and in connection with the Convertible Note Hedge Transactions, the Company also entered into warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties Warrants to acquire, subject to anti-dilution adjustments, up to 3.4 million shares of the Company’s common stock at a strike price of $44.4040 per share, also subject to adjustment. The Company received aggregate proceeds of $1.9 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act, afforded by Section 4(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Warrants.

The Company’s net proceeds from the offering of the Convertible Notes, after deducting the Initial Purchasers’ commissions and expenses of the offering, were approximately $110.9 million, because the Initial Purchasers exercised their overallotment option. The Company intends to use (i) approximately $11.3 million of the net proceeds to pay for the cost of the Convertible Note Hedge Transactions entered into by the Company with the Counterparties (partially offset by the sale of the Warrants to the Counterparties), (ii) $64.3 million of the net proceeds from the offering to repay amounts outstanding under the Company’s amended and restated revolving credit agreement, which amounts the Company may re-borrow and (iii) the remaining proceeds, if any, for general corporate purposes, including future acquisitions and/or potential pension contributions.

The foregoing descriptions of the Purchase Agreement, the Indenture, the Convertible Note Hedge Transactions and Warrants are summaries and are qualified in their entirety by the copies of the Indenture, Purchase Agreement, Base Convertible Bond Hedging Transaction Confirmations, Additional Convertible Bond Hedging Transaction Confirmations, Confirmations of Base Warrants and Confirmations of Additional Warrants which are attached hereto as Exhibits 4.1, 10.1, 10.2(a), 10.2(b), 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.4(a), 10.4(b), 10.4(c), 10.5(a), 10.5(b) and 10.5(c), and are incorporated herein by reference in response to this Item 1.01.

The Purchase Agreement, the Indenture, the Base and Additional Convertible Bond Hedging Transaction Confirmations and Confirmations of Base and Additional Warrants (collectively, the “Agreements”) are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, the Initial Purchasers or their affiliates are or have been lenders and, in some cases, arrangers, managers, agents and administrators under the Company’s revolving credit facility and term loan credit facility. Affiliates of the representatives are Counterparties. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt or equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company and its affiliates. The Initial Purchasers and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

As discussed above under Item 1.01, on November 15, 2010, the Company agreed to sell $100,000,000 aggregate principal amount of Convertible Notes to the Initial Purchasers, and on November 17, 2010, the Initial Purchasers exercised their overallotment option to purchase an additional $15,000,000 aggregate principal amount of Convertible Notes. The Initial Purchasers agreed to purchase the Convertible Notes for 97% of the principal amount, and the Convertible Notes were offered by the Initial Purchasers to qualified institutional buyers under Rule 144A under the Securities Act at 100% of the principal amount. The terms and conditions of the Convertible Notes, including the conversion terms, described in Item 1.01 above are incorporated herein by reference in response to this Item 3.02.

Separately, on November 15, 2010, in connection with the offering of the Convertible Notes, and on November 17, 2010, in connection with the exercise of the overallotment option in respect of the Convertible Notes, and in connection with the Convertible Note Hedge Transactions, the Company sold to the Counterparties Warrants to acquire, subject to anti-dilution adjustments, up to 3.4 million shares of the Company’s common stock at a strike price of $44.4040 per share, also subject to adjustment. The Company received aggregate proceeds of $1.9 million from the sale of the Warrants to the Counterparties. The terms and conditions of the Warrants described in Item 1.01 above are incorporated herein by reference in response to this Item 3.02.

The Company’s offering of the Convertible Notes to the Initial Purchasers and issuance of the Warrants to the Counterparties were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement and by the Counterparties in the Confirmations of Base Warrants and Additional Warrants, including that the Initial Purchasers and Counterparties would only offer, sell or deliver the Convertible Notes and Warrants, respectively, to persons inside the United States whom they reasonably believe to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act.

The Convertible Notes, the Warrants and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes or exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 4.1	Indenture dated as of November 19, 2010, by and between the Company and The Bank of New York Mellon Trust Company, as Trustee.

Exhibit 10.1	Purchase Agreement, dated November 15, 2010, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as representatives of the several Initial Purchasers.

Exhibit 10.2(a)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

Exhibit 10.2(b)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and Goldman, Sachs & Co.

Exhibit 10.2(c)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and Bank of America, N.A.

Exhibit 10.3(a)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

Exhibit 10.3(b)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and Goldman, Sachs & Co.

Exhibit 10.3(c)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and Bank of America, N.A.

Exhibit 10.4(a)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

Exhibit 10.4(b)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and Goldman, Sachs & Co.

Exhibit 10.4(c)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and Bank of America, N.A.

Exhibit 10.5(a)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

Exhibit 10.5(b)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and Goldman, Sachs & Co.

Exhibit 10.5(c)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ CANDACE A. CLARK
Candace A. Clark
Senior Vice President, Chief Legal Officer and Secretary

Date: November 19, 2010

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture dated as of November 19, 2010, by and between the Company and The Bank of New York Mellon Trust Company, as Trustee.

10.1	Purchase Agreement, dated November 15, 2010, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as representatives of the several Initial Purchasers.

10.2(a)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

10.2(b)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and Goldman, Sachs & Co.

10.2(c)	Base Convertible Bond Hedging Transaction Confirmation dated November 15, 2010, by and between the Company and Bank of America, N.A.

10.3(a)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

10.3(b)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and Goldman, Sachs & Co.

10.3(c)	Confirmation of Base Warrants dated November 15, 2010, by and between the Company and Bank of America, N.A.

10.4 (a)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

10.4(b)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and Goldman, Sachs & Co.

10.4(c)	Additional Convertible Bond Hedging Transaction Confirmation dated November 17, 2010, by and between the Company and Bank of America, N.A.

10.5(a)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and The Royal Bank of Scotland plc, acting through RBS Securities Inc., as its agent.

10.5(b)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and Goldman, Sachs & Co.

10.5(c)	Confirmation of Additional Warrants dated November 17, 2010, by and between the Company and Bank of America, N.A.